Exhibit 20

SERVICER’S CERTIFICATE

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-1 Owner Trust

9/1/2004 through 9/30/2004

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,582,514,648.12
(B) Total Securities Balance	$1,582,514,648.12
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$347,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	21.93%
(iii) Class A-1 Notes Rate	1.13875%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$456,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	28.81%
(iii) Class A-2 Notes Rate	1.680%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$431,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	27.24%
(iii) Class A-3 Notes Rate	2.400%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$301,000,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	19.02%
(iii) Class A-4 Notes Rate	3.060%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$47,514,648.12
(ii) Certificates Percentage (G(i)/B)	3.00%
(iii) Certificates Rate	3.060%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	3.87%
(ii) Weighted Average Original Maturity (WAOM)	58.45 months
(iii) Weighted Average Remaining Maturity (WAM)	51.27 months
(iv) Number of Receivables	102,798
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$7,912,573.24
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$11,868,859.86
(K) Yield Supplement Account Deposit	$17,047,156.12

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$1,359,637,904.53
(B) Total Securities Balance	$1,359,637,904.53
(C) Cumulative Note and Certificate Pool Factor	0.8591629
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$124,123,256.41
(ii) Class A-1 Notes Pool Factor	0.3577039
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$456,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$431,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$301,000,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$47,514,648.12
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$11,868,859.86
(ii) Yield Supplement Account	$13,491,040.33
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$637,358.46
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	3.83%
(ii) Weighted Average Remaining Maturity (WAM)	46.45 months
(iii) Number of Receivables	97,295
(L) Note and Certificate Principal Distribution Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-1 Owner Trust

9/1/2004 through 9/30/2004

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$0.00
(ii) Prepayments in Full					$0.00
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Collections					$0.00
(C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))					$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections					$29,845,273.77
(ii) Prepayments in Full					$14,056,479.38
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$4,476,809.47
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$0.00
(ii) Current Advance Amount					$0.00
(G) Interest Advance for simple Interest - Net					$42,275.98
(H) Payahead Account
(i) Payments Applied					$0.00
(ii) Additional Payaheads					$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					3.82%
(ii) Weighted Average Remaining Maturity (WAM)					45.51 months
(iii) Remaining Number of Receivables					96,005
(J) Delinquent Receivables

	# Units		Dollar Amount
(i) 31-60 Days Delinquent	2,344	2.44%	$32,424,081.77	2.47%
(ii) 61-90 Days Delinquent	267	0.28%	$3,917,500.33	0.30%
(ii) 91 Days or More Delinquent	60	0.06%	$911,596.71	0.07%
(K) Vehicles Repossessed During Collection Period	44	0.05%	$715,636.44	0.05%
(L) Total Repossessed Vehicles in Inventory	74	0.08%	$1,188,392.76	0.09%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$13,985.78
(C) Yield Supplement Account Investment Income					$16,407.70
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					575,818.72
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					936,429.16
(ii) Liquidation Proceeds					320,501.59
(ii) Recoveries from Prior Month Charge Offs					40,108.85
(G) Days in Accrual Period					30
(H) Deal age					6

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)					$4,519,085.45

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$43,901,753.15
(B) Liquidation Proceeds (IV(F(i)))					320,501.59
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					40,108.85

(E) Total Principal Collections (A+B+C+D)					$44,262,363.59

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$48,781,449.04

VIII. YIELD SUPPLEMENT DEPOSIT					$684,853.45

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$49,466,302.49

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$1,133,031.59
(ii) Servicing Fee Paid					1,133,031.59

(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$13,985.78
(C) Yield Supplement Account Investment Income (IV(C))					$16,407.70
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$117,787.80
(b) Class A-1 Notes Interest Paid					117,787.80

(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$638,400.00
(b) Class A-2 Notes Interest Paid					638,400.00

(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$862,000.00
(b) Class A-3 Notes Interest Paid					862,000.00

(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-1 Owner Trust

9/1/2004 through 9/30/2004

(a) Class A-4 Notes Interest Due		$767,550.00
(b) Class A-4 Notes Interest Paid		767,550.00

(c) Class A-4 Notes Interest Shortfall		$0.00
(v) Total Note Interest
(a) Total Note Interest Due		$2,385,737.80
(b) Total Note Interest Paid		2,385,737.80

(c) Total Note Interest Shortfall		$0.00
(d) Reserve Account Withdrawal for Note Interest		$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))		$45,947,533.10
(B) Principal
(i) Noteholders’ Principal Distribution Amounts		$44,838,182.31
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due		$44,838,182.31
(b) Class A-1 Notes Principal Paid		44,838,182.31

(c) Class A-1 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due		$0.00
(b) Class A-2 Notes Principal Paid		0.00

(c) Class A-2 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due		$0.00
(b) Class A-3 Notes Principal Paid		0.00

(c) Class A-3 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due		$0.00
(b) Class A-4 Notes Principal Paid		0.00

(c) Class A-4 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due		44,838,182.31
(b) Total Notes Principal Paid		44,838,182.31

(c) Total Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account		$1,109,350.79
Amount deposited into reserve account		0.00
Excess Amount Released from Reserve Account		0.00

Excess funds available to Certificateholders		1,109,350.79

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due		$121,162.35
(ii) Certificate Interest Shortfall Beginning Balance		$0.00

(iii) Total Certificate Interest Due		$121,162.35
(iv) Certificate Interest Paid		121,162.35

(v) Certificate Interest Shortfall Ending Balance		$0.00
(B) Principal
(i) Certificate Monthly Principal Due		$0.00
(ii) Certificate Principal Shortfall Beginning Balance		$0.00

(iii) Total Certificate Principal Due		$0.00
(iv) Certificate Principal Paid		0.00

(v) Certificate Principal Shortfall Ending Balance		$0.00
(C) Release to Seller		$988,188.44

DISTRIBUTIONS SUMMARY

(A) Total Collections		$49,466,302.49
(B) Service Fee		$1,133,031.59
(C) Trustee Fees		0.00
(D) Class A1 Amount		$44,955,970.11
(E) Class A2 Amount		$638,400.00
(F) Class A3 Amount		$862,000.00
(G) Class A4 Amount		$767,550.00
(H) Amount Deposited into Reserve Account		$0.00
(I) Certificateholders		$121,162.35
(J) Release to seller		$988,188.44
(K) Total amount distributed		$49,466,302.49
(L) Amount of Draw from Reserve Account		0.00
(M) Excess Amount Released from Reserve Account		0.00

PORTFOLIO AND SECURITY SUMMARY

	Beginning of Period	End of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$1,312,123,256.41	$1,267,285,074.10
(ii) Note Pool Factor	0.8548034	0.8255929
(iii) Class A-1 Notes Balance	124,123,256.41	79,285,074.10
(iv) Class A-1 Notes Pool Factor	0.3577039	0.2284872
(v) Class A-2 Notes Balance	456,000,000.00	456,000,000.00
(vi) Class A-2 Notes Pool Factor	1.0000000	1.0000000
(vii) Class A-3 Notes Balance	431,000,000.00	431,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000	1.0000000
(ix) Class A-4 Notes Balance	301,000,000.00	301,000,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-1 Owner Trust

9/1/2004 through 9/30/2004

(xi) Certificates Balance	47,514,648.12	47,514,648.12
(xii) Certificates Pool Factor	1.0000000	1.0000000
(xiii) Total Principal Balance of Notes and Certificates	1,359,637,904.53	1,314,799,722.22
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	3.83%	3.82%
(ii) Weighted Average Remaining Maturity (WAM)	46.45 months	45.51 months
(iii) Remaining Number of Receivables	97,295	96,005
(iv) Portfolio Receivable Balance	$1,359,637,904.53	$1,314,799,722.22
(C) Outstanding Advance Amount	$637,358.46	$679,634.44
(D) Outstanding Payahead Balance	$0.00	$0.00

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$11,868,859.86
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					11,868,859.86
(E) Reserve Account Required Amount					11,868,859.86
(F) Final Reserve Account Required Amount					11,868,859.86
(G) Excess Reserve Account Amount					0.00
(H) Release of Reserve Account Balance to Seller					0.00
(I) Ending Reserve Account Balance					11,868,859.86

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					13,491,040.33
(B) Investment Earnings					16,407.70
(C) Investment Earnings Withdraw					16,407.70
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					684,853.45
(F) Release of Yield Deposit Account Balance to Seller					0.00

(G) Ending Yield Supplement Account Balance					12,806,186.88

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$320,501.59
(ii) Recoveries on Previously Liquidated Contracts					40,108.85
(B) Aggregate Net Losses for Collection Period					575,818.72
(C) Net Loss Rate for Collection Period (annualized)					0.52%
(D) Cumulative Net Losses for all Periods					1,449,510.40
	# Units		Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	2,344	2.44%	$32,424,081.77	2.47%
(ii) 60-89 Days Delinquent	267	0.28%	$3,917,500.33	0.30%
(ii) 90 Days or More Delinquent	60	0.06%	$911,596.71	0.07%

	# Units		Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	44	0.05%	$715,636.44	0.05%
(B) Total Repossessed Vehicles in Inventory	74	0.08%	$1,188,392.76	0.09%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.16%
(ii) Preceding Collection Period					0.51%
(iii) Current Collection Period					0.52%
(iv) Three Month Average (Avg(i,ii,iii))					0.40%
(B) Ratio of Balance of Contracts Delinquent 61 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.28%
(ii) Preceding Collection Period					0.55%
(iii) Current Collection Period					0.42%
(iv) Three Month Average (Avg(i,ii,iii))					0.42%
(C) Loss and Delinquency Trigger Indicator					Trigger was not hit.

I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:	/s/ John I. Weisickle
John I. Weisickle,
Vice President